Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and Chief Financial Officer	Executive Director, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

1Q2008 FINANCIAL RESULTS

CONFERENCE CALL AND WEB CAST

RALEIGH, NC, April 22, 2008—Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will report first quarter ended March 31, 2008 financial results following the close of the U.S. financial markets on Tuesday, May 6, 2008.

The Company will host a conference call at 5:00 p.m. ET, on Tuesday, May 6, 2008. Interested parties can access the conference call by way of web cast or telephone. The live web cast will be available at www.salix.com. A replay of the web cast will be available at the same location. The telephone numbers to access the live conference call are (877) 856-1962 (U.S. and Canada) or (719) 325-4823 (international.) The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international.) The access code for the replay is 4730505.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets COLAZAL® (balsalazide disodium) Capsules 750 mg, XIFAXAN® (rifaximin) tablets 200 mg , OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg , ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Current development projects include balsalazide tablet, metoclopramide-Zydis®, encapsulated mesalamine granules, vapreotide acetate, and rifaximin for additional indications.

For full prescribing information on Salix products, please visit www.salix.com or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP.”

For more information please visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.